UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑                                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a–12

CCC INFORMATION SERVICES GROUP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

This filing consists of: (1) an email sent by Githesh Ramamurthy, Chairman and Chief Executive Officer of CCC, to CCC customers on September 22, 2005; (2) an email sent by Mr. Ramamurthy to CCC employees on September 22, 2005; (3) external talking points for CCC customers and suppliers; and (4) an employee Q&A.

CCC Customer E-mail

I have some exciting news to share with you. Today, CCC announced that we have signed a definitive agreement to be acquired by Investcorp. The attached press release provides further detail, but I would like to share a couple of thoughts with you.

First, this transaction represents an endorsement of CCC and our accomplishments over the 25 years that we have been in business and a recognition of the confidence that our customers have placed in us. Investcorp is a well-known and highly respected global investment group that invests in companies with strong market positions, good track records, and the potential for growth. Second, this transaction is a positive event for you and for all of our customers. Investcorp recognizes that our success is directly linked to our ability to innovate, serve, and provide value to our customers. I can assure you that this will continue to be our focus. Further, we will have the backing of a private equity firm with significant financial resources.

We are extremely pleased with this positive development for our company, and we will provide more information to you in the days and weeks ahead. If you have any questions please contact Jim Dickens at 312 229 2843.

Warmest regards,

Githesh

Important Additional Information Will be Filed with the SEC

CCC plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Investors and stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about CCC, the transaction and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by CCC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from CCC by contacting Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004, or by telephone at (877) 901-6134.

CCC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding CCC’s directors and executive officers is contained in CCC’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Proxy Statement, filed on Schedule 14A, dated April 22, 2005, which are filed with the SEC. These documents are available free of charge at the SEC’s web site www.sec.gov.

CCC Employee Email

I have some exciting news to share with you. Today, we announced that CCC has signed a definitive agreement to be acquired by Investcorp. The attached press release provides further details.

Investcorp is a well-known and highly respected global investment group that invests in companies with strong market positions, good track records, and the potential for significant growth. This transaction represents an endorsement of CCC and our accomplishments over the 25 years that we have been in business.

This is a positive development for our company, and we will provide more information to you in the coming days and weeks. At this point, our challenge is to stay focused and to not get distracted. Regardless of who owns CCC, our success is based on meeting commitments and delivering value to our customers every day. I look forward to working with each of you to create the next successful chapter in CCC’s history.

Githesh

Important Additional Information Will be Filed with the SEC

CCC plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Investors and stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about CCC, the transaction and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by CCC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from CCC by contacting Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004, or by telephone at (877) 901-6134.

CCC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding CCC’s directors and executive officers is contained in CCC’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Proxy Statement, filed on Schedule 14A, dated April 22, 2005, which are filed with the SEC. These documents are available free of charge at the SEC’s web site www.sec.gov.

External Talking Points

•	This transaction represents a great value for our stockholders. The price represents a 19% premium to the 52-week average stock price, and a 10.3% premium to CCC’s 90 trading day average for the period prior to the announcement of this transaction.

•	Investcorp is a well-known and highly respected global investment group with significant financial resources. It invests in companies with strong market positions, good track records, and the potential for significant growth.

•	This transaction represents an endorsement of CCC’s accomplishments over the 25 years that we have been in business. This is a positive event for our customers. Investcorp recognizes that our success is directly linked to our ability to innovate, serve, and provide value to our customers. This will continue to be our focus. Further, we will have the backing of a private equity firm with significant resources.

•	Upon completion of the transaction, CCC will no longer be a publicly traded company, and our stock will no longer be traded on a securities exchange. In terms of operating the business, the company will continue to aggressively pursue its growth strategy. To that end, our focus will be on meeting commitments and delivering value to our customers.

•	Investcorp is investing in CCC’s management and its people. Notwithstanding the transaction, we will continue to look at ways to make our organization stronger as we execute our new growth strategy. The company will remain headquartered in Chicago.

Important Additional Information Will be Filed with the SEC

CCC plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Investors and stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about CCC, the transaction and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by CCC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from CCC by contacting Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004, or by telephone at (877) 901-6134.

CCC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding CCC’s directors and executive officers is contained in CCC’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Proxy Statement, filed on Schedule 14A, dated April 22, 2005, which are filed with the SEC. These documents are available free of charge at the SEC’s web site www.sec.gov.

Employee Q&A

1.	Who is Investcorp?

Investcorp is an established, global private equity firm that invests in North American and European companies. It has total assets of nearly $5 billion. Investcorp targets companies with strong market positions, good track records, and the potential for significant growth. More information on Investcorp can be found on its website at www.investcorp.com.

2.	Why are we doing this?

CCC’s executive management team and its board of directors continually look at opportunities to maximize value for our stockholders, and we believe this transaction does that.

3.	Is this type of business transaction common?

Yes. In fact, CCC has engaged in a similar transaction in the past. It was during that time that we developed innovative products such as EZEst® Collision Estimating, EZNet® communications network, and Pathways® Collision Estimating. We also established our autobody division and Glendora office. This was one of the most productive periods in our history.

4.	What is the likelihood that this transaction will be completed by the end of the year?

We expect the transaction to close by the end of 2005. However, the agreement is subject to customary conditions, including approval of the agreement by CCC’s stockholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Act.

5.	Could CCC receive other offers?

Yes. CCC’s board of directors has unanimously approved the Investcorp offer and recommended to CCC’s stockholders that they approve the agreement. However, the agreement includes customary provisions permitting CCC’s board to receive and accept an alternative proposal, if that proposal is more favorable to the Company’s stockholders and reasonably capable of being completed.

6.	How will customers react to this?

We believe customers will view this as a positive event. Our management team will remain intact, and we will maintain our commitment to invest in solutions that deliver value to our customers. In addition, we will have the backing of a private equity firm with significant financial resources.

7.	How will the transaction affect the way we run the company?

Upon completion of the transaction, CCC will no longer be a publicly traded company, and our stock will no longer be traded on an exchange. Investcorp is buying the business for its potential, and it expects a return on its investment just as the current stockholders do. In terms of operating the business, the company will continue to aggressively pursue its growth strategy. To that end, our focus will be on meeting commitments and delivering value to our customers.

8.	What does this mean to my job?

Investcorp has expressed its support for CCC’s management and its people. Notwithstanding the transaction, we will continue to look at ways to make our organization stronger as we execute our new growth strategy. The company will remain headquartered in Chicago.

9.	Will the transaction impact this year’s annual bonus payout?

No. The only thing that will affect the annual bonus is our performance. So we need to stay focused on meeting our commitments and delivering value to our customers.

10.	How will this transaction impact my CCC stock, stock options, and restricted stock?

Employees who hold CCC stock, including those purchasing shares through the Employee Stock Purchase Plan and the 401(k) Plan, will receive $26.50 in cash for each share of CCC common stock upon completion of the transaction.

All restricted stock, including the performance-based restricted stock that is part of the Long Term Incentive Plan, will payout at 100% of target, fully vest at the time of closing, and will be converted into cash at $26.50 per share upon completion of the transaction.

All employee stock options will vest at the time of closing and will be converted into an amount of cash equal to the difference between the sale price of $26.50 per share and the applicable exercise price.

All proceeds from the sale of restricted stock and employee stock options will be subject to applicable withholding taxes.

We will provide additional details on how this will happen prior to completion of the transaction. Shareholders will be mailed a Proxy Statement, which will contain important information about the transaction and related matters.

11.	Are there tax implications to employees regarding the stock purchase and accelerated vesting and subsequent exercise of options or restricted stock?

Yes. You should consult your tax advisor regarding your tax situation.

12.	How does this impact the securities trading blackout period?

Our existing blackout policy will continue to apply. Consistent with that policy, the next blackout period will begin at the close of business on September 30th, the last day of the quarter, and will continue until two days after the announcement of the company’s third quarter financial results.

Important Additional Information Will be Filed with the SEC

CCC plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Investors and stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about CCC, the transaction and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by CCC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from CCC by contacting Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004, or by telephone at (877) 901-6134.

CCC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding CCC’s directors and executive officers is contained in CCC’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Proxy Statement, filed on Schedule 14A, dated April 22, 2005, which are filed with the SEC. These documents are available free of charge at the SEC’s web site www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company’s filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the prolonged sales and implementation cycles of some of the Company’s new products, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company’s obligations, the outcome of certain legal proceedings including court approval of class action litigation and negotiation of settlement documentation, and other factors. The Company cannot predict whether other existing cases relating to total loss valuations can be resolved on comparable terms or whether additional suits may be filed in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.